Exhibit 99.1

ADDENDUM

This ADDENDUM (this “Addendum”) dated January 12th , 2017 (the “Effective Date”) to the Collaborative Agreement dated December 29, 2015 (as amended hereby, the “Agreement”) by and between BioLite, Inc., a company incorporated under the laws of Taiwan and having its principal place of business at 3rd Floor, 248, Nei-Hu Road, Sec. l , Taipei, 11493 Taiwan (“BioLite”) and American BriVision Corporation, a Delaware corporation having its principle place of business at 11, Sawyer Park Drive, Goshen, New York 10294 USA (“ABVC”). BioLite and ABVC are thereafter referred to as the “Parties”.

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, the Parties, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.	Amendments to the Agreement:

1.1      The Agreement is hereby amended to add the following as a “Product” on page 1 of the Agreement:

“6. Maitake Combination Therapy for indications including but not limited to the following: breast cancer, brain tumor, hepatocellular carcinoma, pancreatic cancer, renal cell carcinoma, nasopharyngeal carcinoma, prostate cancer, cervix cancer, oral/ pharynx/larynx cancer, lung cancer, leukemia, myeloma, lymphoma, gastric cancer, thyroid cancer, esophageal cancer, gastric cancer, small intestine cancer, large intestine/colon/rectal cancer, ovary cancer, skin cancer, head and neck, soft tissue sarcoma, bone tumor, bladder cancer, and cholangiocarcinomab.”

1.2      Paragraph 1.6 of the Agreement is hereby amended and restated in its entirety as follows:

“l ..6 “Territory” shall mean:

(A)	North America (U.S. and Canada), for BLI-1005, BLI-1008, BLI-1401-1, BLI-1401-2, and BLI-1501; and

(B)	Worldwide, for Product number 6 identified in this Agreement.”

1.3      Paragraph 2 of the Agreements is hereby amended and restated in its entirety as follows:

(A)	BioLite hereby grants sole licensing rights to ABVC, in the Field and in the Territory under the Intellectual Property, Confidential Information, Data and Trademark, to develop Product.

(B)	Any clinical trial data and Intellectual Property conduct and generate in the territory solely belong to ABVC.

(C)	ABVC will pay all clinical trials and other expenses generate in the territory.

(D)	ABVC has the right to sublicense all products in the territory.

1.4      Paragraph 3 of the Agreement is hereby amended to add the following Paragraph 3.3 after Paragraph 3.2 and all of its sub-paragraphs:

“3.3 For the avoidance of doubt, no additional milestone payments will be made with respect to the Product numbered 6.”

1.5      Paragraph 4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4. Royalty Charge: 5% of the net sales, provided, however, that if at any given time BioLite is obligated to pay its licensor amounts in excess of 3% of such net sales, the Parties will adjust the Royalty Charge as mutually agreed between the Parties.”

2	Effectiveness of Agreement. Except as expressly amended by this Addendum, the provisions of the Agreement shall remain in full force and effect.

3	Counterparts. This Addendum may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Addendum shall become effective on the Effective Date. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, by facsimile or other electronic transmission (including a .pdf copy sent by e-mail) shall be deemed to constitute an original and fully effective signature of such party.

IN WITNESS WHEREOF the Parties hereto have caused this Addendum to be executed, in duplicate, each Party taking a copy, as of the date first written above.

BIOLITE, INC.		AMERICAN BRIVISION CORPORATION

By:	/s/ Frank Liu	By:	/s/ Kira Huang
	Frank Liu		Kira Huang

Supervisor		CFO
Date:1/12/2017		Date:1/12/2017